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                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 (the "Amendment Agreement") to the Agreement and Plan of Merger (the "Merger Agreement"), dated October 18, 2000, by and among Visionics Corporation, a corporation organized under the laws of the State of New Jersey (the "Company"), Digital Biometrics, Inc., a Delaware corporation ("Purchaser"), VC Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of Purchaser ("Merger Sub") and, for purposes of Sections 1.7(a), 8.2, 8.3 and 8.4 of the Merger Agreement only, certain shareholders of the Company (the "Major Shareholders"), is entered into effective the 28th day of November 2000 (the "Effective Date") by and among the Company, Purchaser and Merger Sub. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

                              W I T N E S S E T H:

         WHEREAS, Section 7.1(b)(i) of the Merger Agreement provides that the Merger Agreement may be terminated by either the Company or Purchaser in the event that the Merger shall not have been consummated on or prior to March 31, 2001 (the "Termination Date"); and

         WHEREAS, each of the Company, Purchaser and Merger Sub desires to extend the Termination Date to May 31, 2001.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                               A G R E E M E N T:

         (1) Amendment. Section 7.1(b)(i) of the Merger Agreement is hereby amended so that the words "March 31, 2001" are deleted and replaced by the words "May 31, 2001."

         (2) Continued Effectiveness of Merger Agreement. Except as amended hereby, the Merger Agreement remains in full force and effect without modification, amendment or alteration and is binding upon and enforceable by and against the parties thereto.

         (3) Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws contained therein.

         (4) Counterparts. This Amendment Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which, when taken together, shall be deemed one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Amendment Agreement to be signed and delivered by their respective duly authorized officers as of the Effective Date.

                                   DIGITAL BIOMETRICS, INC.


                                   By:/s/ John J. Metil
                                      -----------------------------------------
                                      Name: John J. Metil
                                      Title: President


                                   VC ACQUISITION CORP.


                                   By:/s/ John J. Metil
                                      -----------------------------------------
                                      Name: John J. Metil
                                      Title: Chief Executive Officer


                                   VISIONICS CORPORATION


                                   By: /s/ Joseph J. Atick
                                       ----------------------------------------
                                       Name: Joseph J. Atick
                                       Title: Chief Executive Officer




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